Exhibit 99.1

PRESS RELEASE

BUSINESS AND FINANCIAL EDITORS	WILLIAM J. OWEN
FOR IMMEDIATE RELEASE	Senior Vice President,
Investor Relations
818-676-3936

ZENITH DECLARES QUARTERLY DIVIDEND

WOODLAND HILLS, CALIFORNIA, February 21, 2008.  ..  .  .  ..  .  .  ..  .  .  ..  .  .  ..  .  .

Zenith National Insurance Corp. (NYSE:ZNT) today declared a regular quarterly cash dividend of $0.50 per share on its outstanding shares.  The dividend is payable May 14, 2008 to stockholders of record at the close of business on April 30, 2008.

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